Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS SOLID FOURTH QUARTER 2018 RESULTS

KENNETT SQUARE, PA – (March 18, 2019) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the fourth quarter ended December 31, 2018.

Fourth Quarter and Fiscal Year End 2018 Results

•

US GAAP revenue in the fourth quarter of 2018 was $1.2 billion compared to $1.3 billion in the fourth quarter of 2017;  US GAAP revenue in the year ended 2018 was $5.0 billion compared to $5.4 billion in the year ended 2017;

•

US GAAP net loss attributable to Genesis Healthcare, Inc. in the fourth quarter of 2018 was $69.0 million compared to $89.2 million in the fourth quarter of 2017;  US GAAP net loss attributable to Genesis Healthcare, Inc in the year ended 2018 was $235.2  million compared to $579.0  million in the year ended 2017;

•

Adjusted EBITDAR in the fourth quarter of 2018 was $144.1 million compared to $143.6 million in the fourth quarter of 2017;  Adjusted EBITDAR in the year ended 2018 was $603.9 million compared to $632.4 million in the year ended 2017;  and

•

Adjusted EBITDA in the fourth quarter of 2018 was $111.8 million compared to $109.0 million in the fourth quarter of 2017.  Adjusted EBITDA in the year ended 2018 was $474.1 million compared to $484.9 million in the year ended 2017.

“This was another solid quarter for Genesis as we reached two new and important milestones,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “First, despite having 46 fewer facilities under our operation in the fourth quarter of 2018 as compared to 2017, Adjusted EBITDAR grew about 40 basis points on an absolute basis and 6.5% on a “same-store” basis.  Second, “same-store” occupancy grew this quarter over the same quarter last year by 30 basis points, marking the first period of year over year occupancy growth since 2014.”

“Reflecting on 2018, I am pleased with the many milestones reached and accomplishments made by our dedicated team,” continued Hager.   “Last year we strengthened Genesis by successfully restructuring leases and loans, divesting underperforming or non-strategic assets, reducing overhead costs and driving solid and consistent operating results while enhancing our clinical outcomes.  We are excited to build on these accomplishments and our momentum in 2019.”

Portfolio Optimization

Genesis continues to progress its strategy to exit challenging facilities and certain low density markets in order to focus on investment and growth in core, strategic markets. During the fourth quarter, Genesis divested, exited or closed the operations of 29 facilities.  Including the facilities divested in the first nine months 2018, Genesis exited the operations of 55 facilities in total for the year, with approximate annual net revenue of $487.8 million, Adjusted EBITDA of $10.7 million and a pre-tax net loss of $36.2 million. Genesis estimates these transactions resulted in the reduction of approximately $20.7 million of annual cash lease payments.

Genesis will continue to exit operations of challenging facilities and markets in 2019.  The Company exited operations of an additional 10 facilities thus far during the first quarter of 2019.  In total, these 10 facilities generated approximate annual net revenue of $98.0 million, Adjusted EBITDA of ($1.2) million and a pre-tax net loss of $7.3 million. These divestitures will result in the reduction of $3.4 million of annual cash lease payments.

Portfolio Expansion
In the fourth quarter of 2018, Genesis acquired the operations of eight skilled nursing facilities and one assisted living facility in New Mexico and Arizona, increasing our presence in markets we view as favorable.  The nine new facilities have approximately 1,000 beds and generate approximate annual net revenue of $60.0 million.  The facilities are leased from one of the Company’s major REIT partners. Genesis expects no material impact to EBITDA in the next 12 months as a consequence of these acquisitions.

As announced earlier, on January 31, 2019, Genesis also entered into a new real estate partnership (Partnership) with Next Healthcare Capital (Next) involving 15 skilled nursing facilities previously leased from Welltower Inc. (Welltower).  Welltower sold the real estate of 15 facilities to the new Partnership, of which Genesis acquired a 46% ownership interest.  Genesis also acquired a fixed price purchase option to acquire the real estate beginning in 2026 at a 10% premium above the original acquisition cost. Genesis will continue to operate these facilities pursuant to a new lease with the Partnership.   The remaining interest is held by Next, a privately owned healthcare real estate investment firm. The 15 facilities had been included in the Company’s master lease with Welltower and were subject to 2.0% annual rent escalators. Under the new lease, there are no rent escalators for the first five years.

Other Updates - Adoption and Impact of Revenue Recognition Accounting Standard

On January 1, 2018, Genesis adopted FASB Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606).  Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.  The impact of applying ASC 606 to the three and twelve months ended December 31, 2018 was a $28.4 million and $95.8 million implicit price concession, respectively, directly reducing net revenues, which previously would have been recorded as a provision for losses on accounts receivable.

If the provisions of ASC 606 were applied on a pro forma basis to the three and twelve months ended December 31, 2017, reported net revenue would have been $1,304.1 million and $5,277.3 million, respectively, with no impact to net loss attributed to Genesis Healthcare, Inc.

Conference Call

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Monday,  March 18, 2019.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 400  skilled nursing facilities and assisted/senior living communities in 29 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to approximately 1,400 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses; and

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net revenues	$1,185,947	$1,327,880	$4,976,650	$5,373,740
Salaries, wages and benefits	664,780	733,568	2,786,908	3,036,868
Other operating expenses	354,101	420,891	1,479,880	1,583,114
General and administrative costs	34,777	40,061	149,182	167,718
Lease expense	32,311	34,521	129,859	147,525
Depreciation and amortization expense	52,860	71,800	220,896	255,786
Interest expense	115,051	125,909	463,738	499,382
(Gain) loss on early extinguishment of debt	(9,394)	(8,866)	391	(6,566)
Investment income	(1,976)	(1,231)	(6,832)	(5,328)
Other loss (income)	29,441	(7,130)	(12,920)	8,473
Transaction costs	5,386	6,462	31,953	14,325
Customer receivership and other related charges	—	55,000	—	90,864
Long-lived asset impairments	16,989	28,012	104,997	191,375
Goodwill and identifiable intangible asset impairments	1,477	—	3,538	360,046
Equity in net (income) loss of unconsolidated affiliates	(206)	48	(100)	(243)
Loss before income tax benefit	(109,650)	(171,165)	(374,840)	(969,599)
Income tax benefit	(664)	(16,110)	(2,423)	(10,427)
Loss from continuing operations	(108,986)	(155,055)	(372,417)	(959,172)
Income (loss) from discontinued operations, net of taxes	—	38	—	(32)
Net loss	(108,986)	(155,017)	(372,417)	(959,204)
Less net loss attributable to noncontrolling interests	40,033	65,776	137,186	380,222
Net loss attributable to Genesis Healthcare, Inc.	$(68,953)	$(89,241)	$(235,231)	$(578,982)
Loss per common share:
Basic and diluted:
Weighted-average shares outstanding for loss from continuing operations per share	102,625	96,715	101,007	94,217
Net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.67)	$(0.92)	$(2.33)	$(6.15)
Income (loss) from discontinued operations, net of taxes	—	—	—	—
Net loss attributable to Genesis Healthcare, Inc.	$(0.67)	$(0.92)	$(2.33)	$(6.15)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	December 31,	December 31,
	2018	2017
Assets:
Current assets:
Cash and equivalents	$20,865	$54,525
Restricted cash and equivalents	73,762	4,113
Accounts receivable, net of allowance for doubtful accounts	622,717	724,138
Other current assets	158,281	157,131
Total current assets	875,625	939,907
Property and equipment, net of accumulated depreciation	2,887,554	3,413,599
Restricted cash and equivalents	47,649	—
Identifiable intangible assets, net of accumulated amortization	119,082	142,976
Goodwill	85,642	85,642
Other long-term assets	248,071	205,741
Total assets	$4,263,623	$4,787,865

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$462,599	$519,493
Accrued compensation	172,726	167,368
Other current liabilities	276,887	212,333
Total current liabilities	912,212	899,194

Long-term debt	1,082,933	1,050,337
Capital lease obligations	967,942	1,025,355
Financing obligations	2,732,939	2,929,483
Other long-term liabilities	612,463	563,628
Stockholders' deficit	(2,044,866)	(1,680,132)
Total liabilities and stockholders' deficit	$4,263,623	$4,787,865

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Year ended December 31,
	2018	2017
Net cash provided by operating activities (1)	$18,584	$120,455
Net cash provided by investing activities	11,876	47,552
Net cash provided by (used in) financing activities	53,178	(172,829)
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	83,638	(4,822)
Beginning of period	58,638	63,460
End of period	$142,276	$58,638

(1) - Net cash provided by operating activities in the twelve months ended December 31, 2018 and 2017 includes approximately $18.9  million and $14.3 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended December 31,		Year ended December 31, 2018
	2018	2017	2018	2017
Financial Results (in thousands)
Net revenues	$1,185,947	$1,327,880	$4,976,650	$5,373,740
EBITDA	58,261	26,544	309,794	(214,431)
Adjusted EBITDAR	144,106	143,552	603,934	632,381
Adjusted EBITDA	111,795	109,031	474,075	484,856
Net loss attributable to Genesis Healthcare, Inc.	(68,953)	(89,241)	(235,231)	(578,982)

INPATIENT SEGMENT:

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	48,859	54,696	48,859	54,696
Available operating beds in service at end of period	47,020	52,602	47,020	52,602
Available patient days based on licensed beds	4,484,068	5,032,001	17,705,185	19,966,080
Available patient days based on operating beds	4,320,545	4,840,088	17,073,587	19,243,523
Actual patient days	3,699,879	4,101,299	14,587,970	16,352,103
Occupancy percentage - licensed beds	82.5%	81.5%	82.4%	81.9%
Occupancy percentage - operating beds	85.6%	84.7%	85.4%	85.0%
Skilled mix	18.1%	18.7%	18.9%	19.6%
Average daily census	40,216	44,579	39,967	44,800
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$522	$525	$526	$526
Insurance	449	462	455	458
Private and other	352	331	352	327
Medicaid	229	221	226	219
Medicaid (net of provider taxes)	210	202	206	200
Weighted average (net of provider taxes)	$274	$272	$275	$272
Patient days by payor (skilled nursing facilities)
Medicare	366,375	433,259	1,516,655	1,827,828
Insurance	265,867	292,634	1,080,193	1,206,602
Total skilled mix days	632,242	725,893	2,596,848	3,034,430
Private and other	200,190	247,040	815,475	1,022,755
Medicaid	2,661,926	2,911,275	10,372,459	11,478,412
Total Days	3,494,358	3,884,208	13,784,782	15,535,597
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	10.5%	11.2%	11.0%	11.8%
Insurance	7.6%	7.5%	7.9%	7.8%
Skilled mix	18.1%	18.7%	18.9%	19.6%
Private and other	5.7%	6.4%	5.9%	6.6%
Medicaid	76.2%	74.9%	75.2%	73.8%
Total	100.0%	100.0%	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	339	360	339	360
Owned	42	44	42	44
Joint Venture	5	5	5	5
Managed *	13	35	13	35
Total skilled nursing facilities	399	444	399	444
Total licensed beds	48,748	54,625	48,748	54,625
Assisted/Senior living facilities:
Leased	20	19	20	19
Owned	3	4	3	4
Joint Venture	1	1	1	1
Managed	2	2	2	2
Total assisted/senior living facilities	26	26	26	26
Total licensed beds	2,209	2,209	2,209	2,209
Total facilities	425	470	425	470

Total Jointly Owned and Managed— (Unconsolidated)	15	15	15	15

REHABILITATION THERAPY SEGMENT**:

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Revenue mix %:
Company-operated	36%	37%	37%	37%
Non-affiliated	64%	63%	63%	63%
Sites of service (at end of period)	1,295	1,472	1,295	1,472
Revenue per site	$153,785	$152,585	$631,272	$615,727
Therapist efficiency %	68%	66%	68%	67%

* In 2017, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net loss attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance,  in the case of Adjusted EBITDA.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net loss attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments to EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

(Gain) loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other loss (income).  We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Customer receivership and other related charges. We excluded the non-cash costs of $55.0 million and $90.9 million recorded in the three and twelve months ended December 31, 2017. These non-cash costs were related to customer receivership proceedings and the related respective write-down of unpaid accounts receivable.  We believe these charges are caused by the challenging operating environment, particularly for highly levered customers of our rehabilitation therapy business.  Accordingly, we believe these costs do not accurately reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Goodwill and identifiable intangible asset impairments.  We exclude non-cash goodwill and identifiable intangible asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Losses of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the income or losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

•

Other Items.  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses.  In the current reporting periods, we incurred the following expenses that we believe are non-recurring in nature and do not reflect ongoing operating performance of the Company or our operating businesses.

(1)

Regulatory defense and related costs – We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

(2)

Other non-recurring costs - In the three and twelve months ended December 31, 2018, we excluded $4.5 million and $13.0 million, respectively, of costs attributable to the write down of receivables in our non-core physician services business and the impairment of unrealized incentives associated with a government program rewarding the meaningful use of technology in delivery of healthcare.  This incentive was estimated to be earned and recognized between 2015 and 2016 within our physician services line of business.  In the three months ended December 31, 2017, we excluded $0.3 million of costs incurred in connection with a settlement of disputed costs related to previously reported periods and a regulatory audit associated with acquired businesses and related to pre-acquisition periods. In the twelve months ended December 31, 2017, we excluded $3.5 million of costs primarily incurred in connection with the removal of a non-cash actuarially developed discount related to the settlement of workers’ compensation claims for policy years 2012 and prior. We do not believe the excluded costs reflect the underlying performance of our operating businesses.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Net loss attributable to Genesis Healthcare, Inc.	$(68,953)	$(89,241)	$(235,231)	$(578,982)
Adjustments to compute EBITDA:
(Income) loss from discontinued operations, net of taxes	—	(38)	—	32
Net loss attributable to noncontrolling interests	(40,033)	(65,776)	(137,186)	(380,222)
Depreciation and amortization expense	52,860	71,800	220,896	255,786
Interest expense	115,051	125,909	463,738	499,382
Income tax benefit	(664)	(16,110)	(2,423)	(10,427)
EBITDA	$58,261	$26,544	309,794	(214,431)
Adjustments to compute Adjusted EBITDA:
(Gain) loss on early extinguishment of debt	(9,394)	(8,866)	391	(6,566)
Other loss (income)	29,441	(7,130)	(12,920)	8,473
Transaction costs	5,386	6,462	31,953	14,325
Customer receivership and other related charges	—	55,000	—	90,864
Long-lived asset impairments	16,989	28,012	104,997	191,375
Goodwill and identifiable intangible asset impairments	1,477	—	3,538	360,046
Severance and restructuring	1,667	93	9,024	5,043
Losses of newly acquired, constructed, or divested businesses	1,588	4,955	5,148	20,544
Stock-based compensation	2,088	2,416	8,820	9,621
Regulatory defense and related costs (1)	6	1,306	609	1,798
Other non-recurring costs (2)	4,286	239	12,721	3,764
Adjusted EBITDA	$111,795	$109,031	$474,075	$484,856

Additional lease payments not included in GAAP lease expense	73,022	85,796	299,132	344,520
Total cash lease payments made pursuant to operating leases, capital leases and financing obligations	105,333	120,317	428,991	492,045

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Net loss attributable to Genesis Healthcare, Inc.	$(68,953)	$(89,241)	$(235,231)	$(578,982)
Adjustments to compute Adjusted EBITDAR:
(Income) loss from discontinued operations, net of taxes	—	(38)	—	32
Net loss attributable to noncontrolling interests	(40,033)	(65,776)	(137,186)	(380,222)
Depreciation and amortization expense	52,860	71,800	220,896	255,786
Interest expense	115,051	125,909	463,738	499,382
Income tax benefit	(664)	(16,110)	(2,423)	(10,427)
Lease expense	32,311	34,521	129,859	147,525
(Gain) loss on early extinguishment of debt	(9,394)	(8,866)	391	(6,566)
Other loss (income)	29,441	(7,130)	(12,920)	8,473
Transaction costs	5,386	6,462	31,953	14,325
Customer receivership and other related charges	—	55,000	—	90,864
Long-lived asset impairments	16,989	28,012	104,997	191,375
Goodwill and identifiable intangible asset impairments	1,477	—	3,538	360,046
Severance and restructuring	1,667	93	9,024	5,043
Losses of newly acquired, constructed, or divested businesses	1,588	4,955	5,148	20,544
Stock-based compensation	2,088	2,416	8,820	9,621
Regulatory defense and related costs (1)	6	1,306	609	1,798
Other non-recurring costs (2)	4,286	239	12,721	3,764
Adjusted EBITDAR	$144,106	$143,552	$603,934	$632,381